UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 26, 2018

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 27, 2018, Willbros Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Primoris Services Corporation, a Delaware corporation (“Primoris”), Waco Acquisition Vehicle, Inc., a Delaware corporation and a wholly-owned subsidiary of Primoris (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the Delaware General Corporation Law as the surviving company in the Merger and a subsidiary of Primoris. The boards of directors of each of the Company and Primoris have unanimously approved the Merger Agreement and the Merger.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.05, of the Company (including any vested time-based restricted stock award) (“Company Shares”) issued and outstanding immediately prior to the Effective Time of the Merger (other than (i) Company Shares owned by the Company (as treasury stock), or any of the Company’s direct or indirect wholly-owned subsidiaries, and (ii) Company Shares owned by stockholders who have exercised their rights as dissenting owners under Delaware law) will be automatically converted into the right to receive $0.60 per Company Share in cash, without interest (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, as of the Effective Time, each then outstanding unvested time-based restricted stock award and each then outstanding unvested time-based restricted stock unit award (collectively, the “Company Time-based Awards”), will, at the option of Primoris, (i) be converted into the right to receive an amount in cash equal to the product of (A) the number of Company Shares subject to such unvested Company Time-based Award and (B) the Merger Consideration, less applicable taxes to be withheld; or (ii) be converted into the right to receive Primoris restricted stock awards in an amount equal to the product of (A) the number of Company Shares subject to such Company Time-based Award and (B) the Merger Consideration, with any fractional shares being rounded down to the nearest whole share of Primoris’ stock, with the same vesting terms and conditions as are applicable to such Company Time-based Award. Immediately prior to the Effective Time, each then outstanding performance-based restricted stock unit award (“Company Performance Awards”), will be cancelled and will be converted into the right to receive an amount in cash which represents the number of Company Shares equal to the “Target Award” set forth in the applicable award agreement for each such Company Performance Award multiplied by the Merger Consideration, less applicable taxes to be withheld.

The Merger Agreement contains customary representations and warranties of the Company, Primoris and Merger Sub, in appropriate cases subject to materiality qualifiers. The Merger Agreement also contains customary covenants by Primoris, Merger Sub, and the Company. The Company has agreed, among other things, to a customary “no shop” provision that, in general, restricts the Company’s ability to solicit alternative acquisition proposals or inquiries, provide non-public information to third parties and engage in discussions or negotiations regarding alternative acquisition proposals, subject to a customary “fiduciary exception. The Company has also agreed to customary covenants, including with respect to, among other things, the operation of the business of the Company and its subsidiaries prior to the closing, convening and holding a stockholder meeting to adopt the Merger Agreement and, subject to a customary “fiduciary” exception, recommending that the Company’s stockholders vote to adopt the Merger Agreement at the stockholders meeting (the “Company Board Recommendation”).

The Company, Primoris and Merger Sub have agreed to use their respective reasonable best efforts, subject to certain exceptions, to, among other things, consummate the transactions contemplated by the Merger Agreement as soon as practicable and make all required filings and obtain all required consents, registrations, permits, regulatory approvals and expirations or terminations of waiting periods.

Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the adoption of the Merger Agreement by the requisite vote of the Company’s stockholders and any applicable filings with, or authorizations, consents or waivers from, third parties. The obligation of each party to consummate the Merger is also conditioned on the other parties’ representations and warranties being true and correct (subject to certain materiality exceptions) and the other parties having performed in all material respects its obligations and complied in all material respects with the agreements and covenants under the Merger Agreement. The Merger is not conditioned on Primoris’ receipt of financing.

The Merger Agreement also includes customary termination rights for both the Company and Primoris. Primoris may also terminate the Merger Agreement if a Specified Default Event (as defined in the Merger Agreement) occurs on or after the date of the Merger Agreement.

Upon termination of the Merger Agreement in certain circumstances, the Company is obligated to pay Primoris a termination fee of $4.3 million, and in certain other circumstances, a termination fee of $8.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2 and is incorporated by reference herein.

Important Statement regarding the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company, Primoris, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forbearance Agreements and Seventh Amendment

ABL Forbearance Agreement.

On March 27, 2018, the Company entered into a Limited Forbearance Agreement (the “ABL Forbearance Agreement”), among the Company, certain subsidiaries of the Company named therein, as U.S. borrowers, Willbros Mine Services, L.P., as Canadian borrower, the other persons party thereto from time to time, as guarantors, the financial institutions party thereto, as lenders and Bank of America, N.A., in its capacity as collateral agent and administrative agent. Pursuant to the ABL Forbearance Agreement, each of the borrowers and guarantors acknowledged that certain defaults and events of default (“ABL Specified Defaults”), have occurred and are continuing under the Loan, Security and Guaranty Agreement dated as of August 7, 2013, as amended (the “ABL Credit Agreement”), and the administrative agent and the lenders have agreed to forbear from exercising their rights and remedies under the ABL Credit Agreement and other loan documents that arise solely as a result of the ABL Specified Defaults for a limited period (the “ABL Forbearance Period”), expiring on the earlier of July 31, 2018 or the occurrence of any one of several specified termination events, including, among other things, the termination of the Merger Agreement. During the Forbearance Period, the borrowers may not request any additional loans or any new or increased letters of credit. The effectiveness of the ABL Forbearance Agreement is conditioned on the occurrence of several events, including the execution of the Merger Agreement and the Term Forbearance Agreement and Seventh Amendment discussed below.

Term Forbearance Agreement.

On March 27, 2018, the Company entered into a Forbearance Agreement (the “Term Forbearance Agreement”), by and between the Company, as borrower, the other loan parties party thereto and the lenders party thereto (the “Forbearing Lenders”). Pursuant to the Term Forbearance Agreement, each of the borrowers and guarantors acknowledged that certain defaults and events of default (“Term Specified Defaults”), have occurred and are continuing or will occur under the Credit Agreement dated as of December 15, 2014, as amended (the “Term Credit Agreement”), and the Forbearing Lenders have agreed to forbear from exercising their rights and remedies under the Term Credit Agreement and other loan documents that arise solely as a result of the Term Specified Defaults for a limited period (the “Term Forbearance Period”), expiring on the earlier of August 15, 2018 or the occurrence of any one of several specified termination events, including, among other things, the termination of the Merger Agreement. The effectiveness of the Term Forbearance Agreement is conditioned on the occurrence of several events, including the execution the Merger Agreement, the ABL Forbearance Agreement and the Seventh Amendment discussed below.

Seventh Amendment.

On March 27, 2018, the Company entered into the Seventh Amendment to the Term Credit Agreement among the Company, as borrower, the guarantors from time to time party thereto, Primoris, as Initial First-Out Lender, the lenders from time to time party thereto and Cortland Capital Market Services LLC, as administrative agent (the “Seventh Amendment”). Pursuant to the Seventh Amendment, Primoris has agreed to make a loan to the Company (the “Initial First-Out Loan Commitment”), in a principal amount of $10.0 million under the Term Credit Agreement (the “Initial First Out Loan”), no earlier than three business days after the effective date of the Seventh Amendment. The Initial First-Out Loan Commitment is subject to various conditions, including that no defaults shall have occurred and be continuing under the ABL Credit Agreement or the Term Credit Agreement, other than ABL Specified Defaults and Term Specified Defaults.

Pursuant to the Seventh Amendment, Primoris may agree to make additional loans to the Company (“Additional First-Out Loans”) in an aggregate amount not to exceed $10.0 million. Interest payable with respect to the Initial First-Out Loan and any Additional First-Out Loans will be paid in kind through addition to the principal amount of such loans for the period specified therein.

The Seventh Amendment further provides that until the termination of the Term Forbearance Period, the due date of any payments due and owing to the lenders (other than Primoris) under the Term Credit Agreement (the “Tranche B Lenders”), will be deferred until the fifth business day after the date of the termination of the Term Forbearance Period. In addition, the Seventh Amendment provides that the payment by the borrower of an amount equal to $100.0 million plus the expenses of the administrative agent shall constitute payment in full and satisfaction and discharge of all obligations of the borrower and the other loan parties under the Term Credit Agreement, but solely if such payment is made in connection with the consummation of the Merger.

KKR Credit Advisors (US) LLC and certain of its affiliates beneficially own 10,125,410 shares of the Company’s common stock, representing approximately 16.0 percent of the total number of Company Shares which are currently issued and outstanding.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K under the caption “Forbearance Agreements and Seventh Amendment” is hereby incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2018, the Company was notified by the New York Stock Exchange (the “NYSE”) that because of the Company’s abnormally low price levels, pursuant to Section 802.01D of the NYSE’s Listed Company Manual, the NYSE has determined to commence proceedings to delist its common stock. Trading in the Company’s common stock was suspended on March 26, 2018.

The Company has a right to appeal this determination. The NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock upon completion of all applicable procedures, including any appeal by the Company of the decision. The Company does not intend to appeal the determination and, therefore, it is expected the Company’s common stock will be delisted.

Effective March 28, 2018, the common stock of the Company commenced trading on the OTC Pink marketplace under the symbol “WGRP.” The Company can provide no assurance that its common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked by OTC Markets Group in the future.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 26, 2018, upon recommendation of the Nominating/Corporate Governance Committee, the Board approved an amendment to the Bylaws of the Company (the “Bylaw Amendment”). The Bylaw Amendment adds a Delaware exclusive forum provision (Article VIII) designating the Court of Chancery or another state court within the State of Delaware (or the U.S. District Court of the District of Delaware if state court jurisdiction is lacking), as the sole and exclusive forum for any stockholder of the Company to bring:

•	any derivative action or proceeding on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders;

•	any action asserting a claim against the Company or any director, officer or employee of the Company pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation or the Company’s Bylaws;

•	any action to interpret, apply, enforce or determine the validity of the Company’s Bylaws; or

•	any action asserting a claim against the Company or any director, officer or employee of the Company governed by the internal affairs doctrine.

This summary of the Bylaw Amendment is qualified in its entirety by reference to a complete copy of the Bylaw Amendment, which is attached as Exhibit 3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 27, 2018, each of the six members of the Company’s Board of Directors submitted their resignations (i) as a member of the Board of Directors of the Company, (ii) as a member of the boards of directors or managers of each of the Company’s direct or indirect subsidiaries and (iii) as a member of all committees of such boards, in each case, effective without further action, as of the Effective Time of the Merger. These resignations will only become effective upon the Effective Time and, if the Merger Agreement is terminated in accordance with its terms before the Effective Time, the resignations will be null and void.

(e)    On March 26, 2018, the Compensation Committee of the Board, in accordance with the requirements of the Merger Agreement regarding the treatment at the Effective Time of outstanding Company Time-based Awards and Company Performance Awards approved at Primoris’ option: (i) the accelerated vesting and cash settlement of all then outstanding Company Time-based Awards immediately prior to and contingent on the closing of the Merger or (ii) the conversion of all then outstanding Company Time-based Awards into the right to receive Primoris restricted stock awards with the same vesting terms and conditions as are applicable to such Company Time-based Award. The Compensation Committee further approved, immediately prior to and contingent on the closing of the Merger, the accelerated vesting, cancellation and conversion of all Company Performance Awards into the right to receive an amount of cash which represents the target number of Company Shares for each such Company Performance Award multiplied by the Merger Consideration.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Bylaw Amendment in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2018, the “Company issued a press release announcing the Agreement and Plan of Merger. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

* * *

Forward-Looking Statements

Certain statements in this communication constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this communication that address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties. As a result, actual results could differ materially from our expectations. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following: the Company’s stockholders may not approve the transaction; the conditions to the completion of the transaction may not be satisfied, or any regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; completing the merger may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its other filings with the SEC, which are available at http://www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. The Company assumes no obligation to update such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at http://www.willbros.com/. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Steve Breitigam – Senior Vice President, Investor Relations & Corporate Development, Willbros Group, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, Phone: 713-403-8000.

Certain Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company stockholders with respect to stockholder approval of the proposed acquisition of the Company. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders filed with the SEC on April 27, 2017. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the proxy statement relating to such acquisition when they are filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at http://www.willbros.com/.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed or furnished herewith:

2	Agreement and Plan of Merger.*

3	Bylaws Amendment.

10.1	ABL Forbearance Agreement.

10.2	Term Forbearance Agreement.

99	Press Release dated March 27, 2018, issued by the Company.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: March 28, 2018	By:	/s/ Jeffrey B. Kappel
Jeffrey B. Kappel
Senior Vice President and Chief Financial Officer